Exhibit 99.1

Knight Transportation and Swift Transportation

Announce All Stock Transaction with a Combined

Enterprise Value of $6 Billion

Companies to Maintain Distinct Brands and Operations

Creates Attractive Financial Benefits and Is Expected to Be Accretive to Adjusted EPS

Certain Stockholders of Both Knight and Swift Have Agreed to Vote in Favor of the

Transaction

PHOENIX—(BUSINESS WIRE)—Knight Transportation, Inc. (NYSE:KNX) (“Knight”) and Swift Transportation Company (NYSE:SWFT) (“Swift”) today announced that their boards of directors have unanimously approved a merger of Knight and Swift in an all-stock transaction that will create the industry’s largest full truckload company. The combined company will be named Knight-Swift Transportation Holdings Inc. (“Knight-Swift”) and will trade under the ticker “KNX.”

This transaction combines under common ownership two long-standing industry leaders creating North America’s premier truckload transportation company with $5 billion in annual revenue and a “Top 5” truckload presence in dry van, refrigerated, dedicated, cross-border Mexico and Canada, and a significant presence in brokerage and intermodal. The holding company structure will enable the Knight and Swift businesses to operate under common ownership and share best practices, while maintaining distinct brands and operations. The company will remain headquartered in Phoenix, Arizona operating with approximately 23,000 tractors, 77,000 trailers, and 28,000 employees.

Under the terms of the definitive agreement each Swift share will convert into 0.72 shares of Knight- Swift by means of a reverse stock split. Each share of Knight will be exchanged for one Knight-Swift share. Based on the $30.65 closing price of Knight shares on April 7, 2017, the last trading day prior to the announcement, the implied value per share of Swift is $22.07. Upon closing of the transaction, Swift stockholders will own approximately 54 percent and Knight stockholders will own approximately 46 percent of the combined company. Based on Knight’s closing share price on April 7, 2017, the number of combined company shares expected to be outstanding after closing and the combined net debt of Swift and Knight as of December 31, 2016, the combined company would have an implied enterprise value of approximately $6 billion.

Knight is expected to be the accounting acquirer, and the transaction is expected to be accretive to adjusted earnings per share (“Adjusted EPS”) with expected pre-tax synergies of approximately $15 million in the second half of 2017, $100 million in 2018, and $150 million in 2019.

Knight Executive Chairman, Kevin Knight, said: “In Knight’s 26-year history, we have built a truckload company with industry leading margins and investment returns. When the two companies began discussions, we had four goals in mind: create a company with the best strategic position in our industry; identify significant realizable synergies that would create value for both sets of stockholders; create a business that over the long-term will operate at Knight’s historical margins and financial returns; and agree on a leadership and corporate governance framework that will benefit all stakeholders. I am confident we have achieved those goals.”

Swift Chairman, Richard Dozer, stated: “This is a terrific opportunity for our stockholders, who stand to benefit from the significant upside potential of this transaction. Indeed, by coming together under common ownership, the companies will be able to capitalize on economies of scale to achieve substantial synergies. This is an exciting chapter in the Swift story and everyone who is a part of it should be both proud of what we bring to the table and excited about what lies ahead. I am confident in this new team, in the new structure and in the future of Swift in the industry.”

Knight Chief Executive Officer, Dave Jackson, added: “Under this ownership structure, we will be able to operate our distinct brands independently with experienced leadership in place. We look forward to learning from each other’s best practices as we seek to be the most efficient company in the industry. We are dedicated to a seamless transition and ensuring continuity for our customers and professional Driving Associates.”

Swift Chief Executive Officer, Richard Stocking, stated: “I am proud of all Swift has accomplished and that it will be a significant part of this new venture, which brings together the most robust, respected and reliable truckload providers in North America. I am especially proud of the fact that both companies will remain devoted to delivering a better life to employees, customers, and communities. Throughout this transition, I encourage everyone to work together to continue building the Swift brand.”

Swift founder and controlling stockholder, Jerry Moyes, added: “I cannot think of a better combination. The Knight and Moyes families grew up together, and the Knights helped me build Swift before starting their own company and making it an industry leader in growth and profitability. I am confident that we have the right approach to maximizing the contribution of both teams, and I look forward to helping the Knight-Swift leadership team in any way I can to continue the legacy of both great companies.”

Outlook and Synergy Opportunities

Knight has been among the most efficient truckload motor carriers and Knight-Swift expects to employ a cross-functional team to generate significant synergies across both brands. The transaction is expected to be accretive to adjusted earnings per share and to generate pre-tax revenue and cost synergies of approximately $15 million in the second half of 2017, $100 million in 2018 and $150 million in 2019. Synergies are expected to be realized from sharing best practices from each company, improving yield, identifying purchasing economies, benefitting from broader geographic scale and capitalizing on an enhanced cash flow profile to reduce interest costs.

Preliminary Combined Financial Information (1)

On a combined basis, Knight and Swift generated approximately $5.1 billion in total revenue, $416 million in adjusted operating income and $806 million in Adjusted EBITDA for 2016. The combined financial information excludes synergies, transaction and related expenses, and transaction accounting, including amortization of intangibles.

On a combined basis, as of December 31, 2016, net debt was approximately $1.1 billion, and Knight- Swift’s leverage ratio (net debt/Adjusted EBITDA) was approximately 1.3x. The Swift credit facilities are not required to be refinanced in connection with the closing but may be refinanced in the future on more attractive terms. Post-closing, Knight-Swift expects to pay its stockholders quarterly dividends of $0.06 per share. On a combined basis, free cash flow was approximately $495 million for 2016. The companies expect net capital expenditures to be approximately $345 million to $410 million for the full year 2017.

Leadership and Corporate Governance

The Board of Directors of Knight-Swift will comprise all Knight directors and four current Swift directors. The Jerry Moyes family will initially be entitled to designate two directors reasonably acceptable to the Board, one of whom must be independent, with the initial designees being Glenn Brown and Jerry Moyes. The remaining two directors were chosen by the Swift board and will be Richard Dozer and David Vander Ploeg. Kevin Knight will serve as Executive Chairman of the Board and Gary Knight will serve as Vice Chairman.

The executive team of Knight-Swift will be led by Kevin Knight as Executive Chairman, Dave Jackson as Chief Executive Officer and Adam Miller as Chief Financial Officer. Following the close of the transaction, Kevin Knight will serve as President of the Swift operating entities. Jerry Moyes will serve as a non- employee senior advisor to Kevin and Gary Knight.

Richard Stocking, Chief Executive Officer of Swift, and Ginnie Henkels, Chief Financial Officer of Swift, have chosen to pursue other opportunities following the closing of the transaction. In the interim, both Mr. Stocking and Ms. Henkels will continue to lead Swift to ensure a smooth transition.

Knight-Swift will have a single class of stock outstanding with one vote per share. In the transaction, Swift’s existing Class B common stock with two votes per share held by members of the Jerry Moyes family will be converted on a one-for-one basis into Class A common stock. Those shares, like all other Class A shares of Swift, will convert into 0.72 shares of Knight-Swift and there will be no shares of Class B common stock outstanding following the close of the transaction. After giving effect to the transaction, the Jerry Moyes family will beneficially own approximately 24 percent of the Knight-Swift stock and has agreed that any shares they are entitled to vote in excess of 12.5 percent of the combined company’s shares will be voted as directed by a committee comprising Jerry Moyes, Kevin Knight and Gary Knight, except in the case of a vote of any sale of Knight-Swift. In addition, the Jerry Moyes family has agreed to certain standstill restrictions and provisions designed so that any share sales by the Jerry Moyes family are implemented in an orderly manner. Certain members of the Knight family have also agreed to such restrictions.

Approvals and Close

The transaction is subject to customary conditions, including the approval of the stockholders of Knight and Swift, as well as antitrust approvals. The Jerry Moyes family, which holds approximately 56 percent of the Swift voting power, and Kevin Knight and Gary Knight, who hold approximately 10 percent of the Knight voting power, have agreed to vote their shares in favor of the transaction.

Following the close of the transaction, which is expected to occur in the third quarter of 2017, Knight- Swift is expected to have approximately 176.1 million shares outstanding and 178.9 million shares on a fully diluted basis. The Knight-Swift shares are expected to trade on the New York Stock Exchange under the symbol “KNX.”

Advisors

Evercore Group L.L.C. served as financial advisor to Knight. Fried, Frank, Harris, Shriver & Jacobson LLP served as legal advisor to Knight.

Morgan Stanley & Co. LLC served as financial advisor to Swift. Kirkland & Ellis LLP served as legal advisor to Swift.

Scudder Law Firm, P.C., L.L.O. served as advisor to the Jerry Moyes family.

Conference Call

There will be a conference call and webcast today, April 10, 2017, at 8:30 AM Eastern Time. The dial-in number is (855) 733-9163 and the conference ID is 99654929. The speakers will refer to a slide presentation that will be available at http://investor.knighttrans.com/even ts and http://investor.swifttrans.com/events and on Forms 8-K filed by Knight and Swift with the U.S. Securities and Exchange Commission.

About Knight

Knight Transportation, Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and service centers in the U.S. to serve customers throughout North America. In addition to operating one of the country’s largest tractor fleets, Knight also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

About Swift

Swift Transportation originated and is based in Phoenix, Arizona, and operates a tractor fleet of approximately 18,000 units driven by company and owner-operator drivers. The company operates more than 40 major terminals positioned near major freight centers and traffic lanes in the United States and Mexico. Swift offers customers the opportunity for “one-stop shopping” for their truckload transportation needs through a broad spectrum of services and equipment. Swift’s extensive suite of services includes general, dedicated and cross-border U.S./Mexico/Canada service, temperature- controlled, flatbed and specialized trailers, in addition to rail intermodal and non-asset based freight brokerage and logistics management services, making it an attractive choice for a broad array of customers.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate such transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations and other conditions to the completion of the merger, (ii) the ability of Knight and Swift to operate the business successfully and to achieve anticipated synergies, (iii) potential litigation relating to the proposed transaction that could be instituted against Knight, Swift or their respective directors, (iv) the risk that disruptions from the proposed transaction will harm Knight’s or Swift’s business, including current plans and operations, (v) the ability of Knight and Swift to retain and hire key personnel, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (vii) uncertainty as to the long-term value of the combined company’s common stock, (viii) continued availability of capital and financing and rating agency actions, (ix) legislative, regulatory and economic developments, and (x) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed merger. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward- looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Knight, Swift, and Knight-Swift financial condition, results of operations, credit rating or liquidity. Neither Knight nor Swift assumes any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, and any such obligation is specifically disclaimed, except as otherwise required by securities and other applicable laws.

Important Information and Where to Find It

In connection with the proposed transaction, Swift will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Knight and Swift and that also will constitute a prospectus of Swift. Knight and Swift also may file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which Knight or Swift may file with the SEC. INVESTORS AND SECURITY HOLDERS OF KNIGHT AND SWIFT ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Knight and Swift through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Knight or Swift.

Knight, Swift, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Knight’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Knight’s Form 10-K for the year ended December 31, 2016 and its proxy statement filed on March 31, 2017, which are on file with the SEC. Information regarding Swift’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Swift’s Form 10-K for the year ended December 31, 2016 and its proxy statement filed on April 22, 2016, which are filed with the SEC. A more complete description will be available in the registration statement on Form S-4 and the joint proxy statement/prospectus.

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

(1) Use of Non-GAAP Measures

In addition to GAAP results, this release also includes certain non-GAAP financial measures, as defined by the SEC. The terms “Adjusted Operating Income,” “Adjusted EBITDA,” and “Free Cash Flow,” each as defined in the Appendix, are not presented in accordance with GAAP. These financial measures supplement GAAP results in evaluating certain aspects of financial performance. The companies believe that using these measures improves comparability in analyzing performance because they remove the impact of items from operating results that, in the companies’ opinion, do not reflect core operating performance. The companies believe the presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance and compliance with debt covenants. A reconciliation to the most comparable GAAP financial measures is included in the Appendix to this press release.

This release references Adjusted EPS and adjusted earnings per share. These non-GAAP measures are defined to include the adjustments to Adjusted Operating Income referenced in the Appendix and to exclude the impacts from transaction costs, purchase accounting, and non-recurring expenses.

Non-GAAP measures are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although the companies believe that they improve comparability in analyzing period-to-period performance, they could limit comparability to other companies in the industry if those companies define these measures differently. Because of these limitations, non-GAAP financial measures should not be considered measures of income generated by the business or discretionary cash available to invest in the growth of the business. The companies compensate for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Free cash flow is a non-GAAP financial measure that is defined as cash flows from operations minus net capital expenditures (gross capital expenditures, less proceeds of disposition of such assets). The companies believe this measure affords investors a perspective on the companies’ ability to generate cash for allocation to growth investments, debt reduction, dividends, stock repurchases, and other corporate purposes. Key limitations of the free cash flow measure include the assumptions that the companies will be able to refinance debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

(2) Preliminary Combined Financial Information

The unaudited combined financial information presented in this press release, including the Appendix, is based on unadjusted and adjusted financial information from Knight’s and Swift’s audited financial statements for 2016.

The combined financial information is for illustrative purposes only. The combined financial information gives an indication of the combined companies’ revenues, earnings, and cash flows assuming the activities were included in the same company from the beginning of each period. The combined financial information is based on a hypothetical situation and should not be viewed as pro forma financial information prepared in accordance with GAAP, as purchase price allocation, differences in accounting principles, transactions costs, and other factors required or permitted in the preparation of pro forma financial statements under Regulation S-X have not been taken into account. The combined financial information assumes the transaction to be treated as a reverse acquisition, with Knight being the acquiring entity for accounting purposes. The expected synergies have not been included.

For purposes of financial reporting, the actual combined financial statements will be determined on the basis of U.S. GAAP, applied consistently, and will be calculated based on the transaction value and fair value of identifiable assets and liabilities at the closing date of the company that is ultimately determined to be the acquired entity for accounting purposes. Income statement and balance sheet items could therefore differ materially from the preliminary combined information presented herein.

APPENDIX

Adjusted Operating Income Reconciliation

			(dollars in thousands)
	Knight	Swift	Combined
Operating Income	148,479	242,012	390,491
Adjustments:
One-time litigation accrual[1]	2,450	—	2,450
Amortization of certain intangibles[2]	—	15,648	15,648
Non-cash impairments[3]	—	807	807
Moyes retirement package[4]	—	7,079	7,079

Adjusted Operating Income	150,929	265,546	416,475

Adjusted EBITDA Reconciliation

			(dollars in thousands)
	Knight	Swift	Combined
Net Income:	95,238	149,267	244,505
Adjusted for:
Depreciation and amortization of PP&E	115,660	267,134	382,794
Amortization of intangible s	500	16,814	17,314
Interest expense	897	30,598	31,495
Interest income	(309)	(2,634)	(2,943)
Income tax expense	57,592	65,702	123,294
EBITDA	269,578	526,881	796,459
Adjustments:
One-time litigation accrual[1]	2,450	—	2,450
Non-cash impairments[3]	—	807	807
Non-cash equity compensation[5]	—	6,017	6,017

Adjusted EBITDA	272,028	533,705	805,733

Free cash flow Reconciliation

			(dollars in thousands)
	Knight	Swift	Combined
Cashflow from Operations	243,354	466,312	709,666
Cap Expenditures	(154,596)	(239,446)	(394,042)
Proceeds from sale of equipment	65,595	113,410	179,005
Net Cap EX	(89,001)	(126,036)	(215,037)

Free Cashflow	154,353	340,276	494,629

1.	In 2016 Knight accrued $2.5 million of expense ($1.5 million after-tax) related to expected settlement costs for two class action lawsuits involving employment-related claims in California and Washington
2.	Swift amortization of certain intangibles reflects the non-cash amortization expense relating to certain intangible assets identified in the 2007 going-private transaction through which Swift Corporation acquired Swift Transportation Co.
3.	In 2016 certain operations software related to Swift’s logistics business was determined to be fully impaired based on a significant decrease in the expected useful life of the software. This resulted in a pre-tax impairment loss of $0.5 million. Also during 2016, management reassessed the fair value of certain tractors, which had a total book value of $2.2 million, determining that there was a pre-tax impairment loss of $0.3 million. The impairment losses were recorded in “Impairments” within operating income in the consolidated income statement.
4.	In conjunction with Swift’s September 8, 2016 announcement that Jerry Moyes would retire from his position as Chief Executive Officer effective December 31, 2016, Swift entered into an agreement with Mr. Moyes to memorialize the terms of his retirement. Swift has contracted with Mr. Moyes to serve as a non-employee consultant from January 1, 2017 through December 31, 2019, during which time the Company will pay Mr. Moyes a monthly consulting fee of $0.2 million in cash. Additionally, Swift modified the vesting terms and forfeiture conditions of Mr. Moyes’ previously-granted equity awards. As a result of the terms of the agreement, Swift incurred a one-time expense in September 2016 totaling $7.1 million, consisting of $6.8 million in accrued consulting fees and $0.3 million for the impact of the equity award modifications. The amounts are included in “Salaries, wages, and employee benefits” within the non-reportable segments’ income statement.
5.	Represents recurring non-cash equity compensation expense, on a pre-tax basis. In accordance with the terms of Swift’s credit agreement, this expense is added back in the calculation of Adjusted EBITDA for covenant compliance purposes.

Contacts

Media

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

or

Investors

Dave Jackson

President and CEO

or

Adam Miller, 602-606-6315

CFO